UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 28, 2005

Date of Report (Date of earliest event reported)

Shurgard Storage Centers, Inc.

(Exact name of registrant as specified in charter)

Washington	001-11455	91-1603837
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1155 Valley Street, Suite 400

Seattle, Washington 98109-4426

(Address of principal executive offices) (Zip Code)

(206) 624-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 28, 2005, Shurgard Storage Centers, Inc. entered into a securities purchase agreement dated June 28, 2005 with Fremont SE (L.P.) Ventures, L.L.C., Fremont SE (G.P.) Ventures, L.L.C., Fremont SE (L.P.) II Ventures, L.L.C., and Fremont SE (G.P.) II Ventures, L.L.C., all of which entities are affiliates of the Fremont Group, a private investment firm based in San Francisco, California, and which we refer to collectively as “Fremont.” Under the securities purchase agreement, on June 30, 2005, we purchased and Fremont sold to us the 12.77% interest in Shurgard Self Storage SCA, or “Shurgard Europe,” held by Fremont for €80 million (approximately $97 million including closing costs) in cash. As of the closing of this acquisition on June 30, 2005, we own directly and through certain wholly owned subsidiaries 100% of Shurgard Europe.

On June 29, 2005, in connection with our acquisition of Fremont’s interest in Shurgard Europe, we amended our credit agreement dated February 14, 2005 to increase our term loan facility by $150 million to $300 million and to extend its maturity from August 14, 2005 to February 14, 2008, the same maturity date as our existing revolving credit facility. On June 29, 2005, the interest rate on the term loan was 90 basis points over LIBOR. On June 29, 2005, we borrowed an additional $150 million under the term loan facility and used the additional borrowings to fund our acquisition of Fremont’s interest in Shurgard Europe and to repay a portion of borrowings under our revolving credit facility.

A description of the remaining terms of our credit agreement is set forth in Item 1.01 of our current report on Form 8-K dated February 14, 2005 and is incorporated by reference in this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 29, 2005, in connection with our acquisition of Fremont’s interest in Shurgard Europe, we borrowed an additional $150 million under the term loan facility and used the additional borrowings to fund our acquisition of Fremont’s interest in Shurgard Europe and to repay borrowings under our revolving credit facility.

A description of the remaining terms of our term loan facility is set forth in Item 2.03 of our current report on Form 8-K dated February 14, 2005 and is incorporated by reference in this report.

Item 7.01. Regulation FD Disclosure.

On June 30, 2005, we issued a press release announcing that we acquired Fremont’s approximately 12.77% interest in Shurgard Europe and that we amended our credit agreement dated February 14, 2005 to increase our term loan facility by $150 million to $300 million and to extend its maturity to February 14, 2008. That press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.63	Securities Purchase Agreement dated June 28, 2005 among the Company, Fremont SE (L.P.) Ventures, L.L.C., Fremont SE (G.P.) Ventures, L.L.C., Fremont SE (L.P.) II Ventures, L.L.C., and Fremont SE (G.P.) II Ventures, L.L.C.

10.64	Amendment dated June 29, 2005 to Credit Agreement among the Company, Bank of America, N.A. and others.

99.1	Press Release dated June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shurgard Storage Centers, Inc.

Dated: July 5, 2005	By:	/s/ Jane A. Orenstein
	Name:	Jane A. Orenstein
	Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.63	Securities Purchase Agreement dated June 28, 2005 among the Company, Fremont SE (L.P.) Ventures, L.L.C., Fremont SE (G.P.) Ventures, L.L.C., Fremont SE (L.P.) II Ventures, L.L.C., and Fremont SE (G.P.) II Ventures, L.L.C.

10.64	Amendment dated June 29, 2005 to Credit Agreement among the Company, Bank of America, N.A. and others.

99.1	Press Release dated June 30, 2005.